UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010
(Address of Principal Executive Offices)
____________________

 (323) 937-1060
(Registrant’s telephone number, including area code)
____________________

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MCY	New York Stock Exchange

Item 5.07.     Submission of Matters to a Vote of Security Holders

Mercury General Corporation (the "Company") held its 2019 Annual Meeting of Shareholders on May 8, 2019. The matters voted upon at the meeting included the election of all seven directors, an advisory vote on executive compensation, and ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes cast with respect to these matters were as follows:
Election of Directors

Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes

George G. Braunegg	49,742,113	152,940	3,573,033
Ramona L. Cappello	49,738,691	156,362	3,573,033
James G. Ellis	49,798,871	96,182	3,573,033
George Joseph	49,808,984	86,069	3,573,033
Joshua E. Little	49,698,927	196,126	3,573,033
Martha E. Marcon	49,610,371	284,682	3,573,033
Gabriel Tirador	49,824,706	70,347	3,573,033
Advisory Vote on the Compensation of Named Executive Officers
The shareholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers as described in its Proxy Statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
45,295,126	4,474,143	125,784	3,573,033
Ratification of the Selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm
The shareholders ratified the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 as described in its Proxy Statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
52,482,170	942,232	43,684	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2019	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer